As filed with the Securities and Exchange Commission on June 16, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALGONQUIN POWER & UTILITIES CORP.
(Exact Name of Registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

354 Davis Road
Oakville, Ontario
L6J 2X1, Canada	Not Applicable
(Address of principal executive offices)	(Zip Code)

Performance and Restricted Share Unit Plan
for Employees of Algonquin Power & Utilities Corp.
and its Participating Affiliates
 (Full title of the Plan)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy of communications to:

Chauncey M. Lane, Esq.
Husch Blackwell LLP
2001 Ross Avenue, Suite 2000
Dallas, TX 75201-2995
Tel: 214.999.6100
Fax: 214.999.6170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, no par value	6,500,000 shares	$10.505	$68,282,500	$7,913.94

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional common shares which become issuable under the Performance and Restricted Share Unit Plan for Employees of Algonquin Power & Utilities Corp. and its Participating Affiliates, as amended (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Registrant’s Common Shares, as reported on the New York Stock Exchange on June 14, 2017.

(3)	Pursuant to General Instruction E of Form S-8, a filing fee is only being paid with respect to the registration of the additional 6,500,000 common shares under the Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 6,500,000 of the Registrant’s common stock, no par value, issuable under the Plan.  In accordance with General Instruction E to Form S-8, except for Item 3 “Incorporation of Documents by Reference” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-213648, filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2016, relating to the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

1.	The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2016, filed with the Commission on March 10, 2017;

2.	Each of the Registrant’s Reports on Form 6-K furnished to the Commission on or after January 1, 2017 and prior to the date of this Registration Statement; and

3.
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement No. 000-53808 on Form 8-A, as filed with the Commission on October 27, 2009, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada on this 16th day of June, 2017.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ David Bronicheski

David Bronicheski
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of Algonquin Power & Utilities Corp., a Canadian company, do hereby constitute and appoint Ian Robertson, Chief Executive Officer and David Bronicheski, Chief Financial Officer, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ian Robertson	Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2017
Ian Robertson

/s/ David Bronicheski	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2017
David Bronicheski

/s/ Kenneth Moore	Director, Chair of the Board	June 16, 2017
Kenneth Moore

/s/ Christopher J. Ball	Director	June 16, 2017
Christopher J. Ball

/s/ Christopher K. Jarratt	Director	June 16, 2017
Christopher K. Jarratt

/s/ D. Randy Laney	Director	June 16, 2017
D. Randy Laney

/s/ Masheed Saidi	Director	June 16, 2017
Masheed Saidi

/s/ Dilek L. Samil	Director	June 16, 2017
Dilek L. Samil

/s/ Melissa Stapleton Barnes	Director	June 16, 2017
Melissa Stapleton Barnes

/s/ George L. Steeves	Director	June 16, 2017
George L. Steeves

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Algonquin Power & Utilities Corp. in the United States on June 16, 2017.

By:	/s/ Greg Sorensen
Greg Sorensen
President, Liberty Utilities Co.

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Performance and Restricted Share Unit Plan for Employees of Algonquin Power & Utilities Corp. and its Participating Affiliates, adopted with effect from January 1, 2011, as amended June 8, 2017.

5.1*	Legal Opinion of Blake, Cassels & Graydon LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Blake, Cassels & Graydon LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included in signature page of this Registration Statement).

*	Filed herewith.